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                                                                    Exhibit 10.3


                         AMENDED AND RESTATED AGREEMENT


            This AMENDED AND RESTATED AGREEMENT is made as of March 26, 1999, by and among INTER-ATLANTIC SECURITIES CORPORATION, a Delaware corporation ("Inter-Atlantic"), Global Markets Access Ltd. a Bermuda corporation (the "Company"), and Global Markets Guaranty Ltd., a Bermuda corporation (the "Operating Company").


                                   BACKGROUND


            The Company and the Operating Company were incorporated in August 1998, and neither has an operating history. The Company intends to engage in the business of providing financial guaranty insurance and reinsurance and expects to conduct substantially all of its operations through the Operating Company.



            Inter-Atlantic is willing to provide assistance to the Company and the Operating Company in connection with the proposed initial public offering and any concurrent private placements of common shares of the Company (the "Offering"), subject to the terms of this Agreement.



            The Company and the Operating Company desire to engage Inter-Atlantic in connection with the Offering, subject to the terms of this Agreement.



            The Company, the Operating Company and Inter-Atlantic desire to amend and restate in its entirety the Amended and Restated Agreement dated as of February 26, 1999 by and among the Company, the Operating Company and Inter-Atlantic.



            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


SECTION 1. ENGAGEMENT OF INTER-ATLANTIC.


      (a) The Company and the Operating Company hereby engage Inter-Atlantic to assist with the Offering and certain other matters and in connection therewith, to provide the services set forth in Section 1(b) of this Agreement, subject to the supervision and direction of the Company's Board of Directors (the "Board"). Inter-Atlantic hereby accepts such engagement on the terms and conditions hereinafter set forth.



      (b) Inter-Atlantic shall perform or supervise the performance by others of the following services in connection with the Offering, as may be requested by the Company or the Operating Company from time to time:



            (1) assist the Company in preparing or causing to be prepared a registration statement registering the Offering under the United States Securities Act of 1933, as amended, and all applicable state and federal securities laws;



            (2) assist the Company in retaining such underwriters (the "Underwriters") as may be necessary or desirable in connection with the Offering;

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            (3) assist the Company in identifying potential investors in and negotiating the terms of any private placements;



            (4) incur in the name of the Company or the Operating Company, as agent, or in the name of Inter-Atlantic, and pay, all reasonable costs and expenses related to the Offering;



            (5) assist the Company and the Operating Company in engaging such legal counsel, independent auditors and other third parties as may be necessary or desirable in connection with the foregoing;


            (6) prepare regular reports to the Board describing the status of the Offering; and

            (7) upon Board authorization or as otherwise deemed appropriate by Inter-Atlantic, perform additional services relating to any of the foregoing or to the Offering.


SECTION 2. FEES AND EXPENSE REIMBURSEMENTS.


      (a) Fee Payment. Upon the closing of the Offering, the Company and the Operating Company shall, in addition to the other amounts payable hereunder, pay Inter-Atlantic a fee equal to US$3,600,000 by wire transfer pursuant to instructions previously given to the Company and the Operating Company for that purpose. Unless otherwise extended by mutual agreement among Inter-Atlantic and the Company and the Operating Company, in the event the closing of the Offering does not occur by April 30, 1999, no fee shall be owed by the Company and the Operating Company to Inter-Atlantic pursuant to this Section 2(a).


      (b) Expense Reimbursements.


            (1) The Company and the Operating Company shall reimburse Inter-Atlantic for all reasonable costs and expenses incurred by Inter-Atlantic, whether incurred before or after the date hereof, in connection with the performance of the services contemplated by this Agreement, including, without limitation, fees and disbursements paid in accordance with Section 1(b)(4) hereof to third-parties retained by Inter-Atlantic (including out-of-pocket expenses that may be incurred by American Capital Access Service Corporation or any other consultant retained by Inter-Atlantic) to assist in the Offering, and fees charged by third-parties in connection with any filing, notification, consent, approval or authorization made or obtained by Inter-Atlantic in connection with the Offering; provided that if the Offering has not been consummated by April 30, 1999, the Company and the Operating Company shall not be obligated to reimburse Inter-Atlantic for any such costs or expenses incurred.


            (2) With respect to costs and expenses incurred by Inter-Atlantic in connection with the performance of the services contemplated by Section 1(b) of this Agreement, Inter-Atlantic shall deliver to the Board an itemized statement (the "Closing Statement") of such costs and expenses five business days prior to the scheduled closing of the Offering. The Closing Statement should attach copies of material invoices received by Inter-Atlantic with regard to such costs and expenses. The Closing Statement shall include Inter-Atlantic's


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reasonable estimate of all costs and expenses expected to be incurred after the delivery of such statement and through to the closing of the Offering. The Company and the Operating Company shall pay Inter-Atlantic the amount set forth on the Closing Statement at the closing of the Offering.



            (3) The Board shall promptly notify Inter-Atlantic of any objection to the Closing Statement, and the parties shall negotiate in good faith to resolve any such objection. If the parties fail to resolve such disputed matter within ten business days after receipt by Inter-Atlantic of notice of the Board's objection, then any such disputed matter may, at the election of either party, be submitted to and resolved by KPMG Peat Marwick. The fees and expenses of such accounting firm incurred in resolving the disputed matter shall be equitably apportioned by such accounting firm based upon the extent to which the Company and the Operating Company, on the one hand, or Inter-Atlantic, on the other hand, are determined by such accounting firm to be the prevailing party.


      (c) This Section 2 shall survive the termination of this Agreement.

SECTION 3. TERM.


            This Agreement shall commence on the date hereof and shall expire on the earlier of: (i) April 30, 1999 or (ii) the closing of the Offering.


SECTION 4. LIMITATION OF LIABILITY OF INTER-ATLANTIC.

            The duties of Inter-Atlantic shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Inter-Atlantic hereunder. Inter-Atlantic shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting solely from Inter-Atlantic's willful misfeasance or gross negligence.

SECTION 5. INDEMNITY.


     (a) The Company and the Operating Company shall indemnify, defend and hold harmless Inter-Atlantic and its officers, directors, shareholders, employees, agents, representatives and affiliates ("Inter-Atlantic Indemnities") against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and defense and reasonable attorneys' fees), claims, damages, obligations and liabilities (collectively, "Damages") arising out of, based upon or otherwise in respect of the Offering or the operation by the Company and the Operating Company of their businesses, or related to this Agreement or the performance by Inter-Atlantic or any party retained by Inter-Atlantic thereof, except to the extent that any such Damages result solely from the willful misfeasance or gross negligence of one or more Inter-Atlantic Indemnities.



     (b) Inter-Atlantic shall indemnify, defend and hold harmless the Company and the Operating Company and their officers, directors, shareholders, employees, agents, representatives and affiliates against and in respect of any and all Damages to the extent arising out of, based upon or otherwise in respect of Inter-Atlantic's willful misfeasance or gross negligence in connection with Inter-Atlantic's performance of this Agreement.



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     (c) This Section 5 shall survive the termination of this Agreement.


SECTION 6. MISCELLANEOUS.

     (a) Notices. All notices, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when sent by telecopier (with written confirmation of successful transmission), provided that a copy is mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) two business days following deposit thereof (with all postage and other fees paid) with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers, as applicable, set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


            To Inter-Atlantic:

                  Inter-Atlantic Securities Corporation
                  712 Fifth Avenue
                  New York, NY 10019
                  Attn.: Andrew S. Lerner, Managing Director


            To the Company:

                  Global Markets Access Ltd.
                  Cumberland House
                  1 Victoria Street
                  Hamilton, HM AX, Bermuda
                  Attn.: Donald J. Matthews, Chief Executive Officer



            To the Operating Company:

                  Global Markets Guaranty Ltd.
                  Cumberland House
                  1 Victoria Street
                  Hamilton, HM AX, Bermuda
                  Attn.: Donald J. Matthews, Chief Executive Officer



     (b) Assignment and Benefit. This Agreement or any rights hereunder may not be assigned by the Company or the Operating Company, nor may the Company or the Operating Company delegate any obligations hereunder, without the prior written consent of Inter-Atlantic. Inter-Atlantic shall have the right to assign this Agreement or any rights hereunder to Inter-Atlantic Capital Partners, Inc. and to the successors and assigns of Inter-Atlantic Capital Partners, Inc. Subject to the foregoing, this Agreement and the rights and obligations contained herein shall inure to the



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benefit of, and be binding upon, the parties hereto and each of their respective successors and assigns. This Agreement shall not be construed as giving any person, other than the parties hereto and their successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, successors and assigns and for the benefit of no other person or entity.

     (c) Amendment and Waiver. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement can be waived by a party, in whole or in part, except in a writing signed by such party. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

      (d) Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Islands of Bermuda, without giving effect to otherwise applicable principles of conflicts of law.

      (e) Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

      (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to the subject matter hereof.


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            IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representatives to execute this Agreement, all as of the date first above written.

                                    INTER-ATLANTIC SECURITIES CORPORATION


                                    By: /s/ Andrew S. Lerner
                                        ___________________________________
                                    Name:  Andrew S. Lerner
                                    Title: Managing Director


                                    GLOBAL MARKETS ACCESS LTD.



                                    By: /s/ Donald J. Matthews
                                        ___________________________________
                                    Name:  Donald J. Matthews
                                    Title: Chief Executive Officer


                                    GLOBAL MARKETS GUARANTY LTD.



                                    By: /s/ Donald J. Matthews
                                        ___________________________________
                                    Name:  Donald J. Matthews
                                    Title: Chief Executive Officer


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